UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2021

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 1, 2021, the Board of Directors of John Bean Technologies Corporation (the “Company”) increased the size of the Company’s Board of Directors (the “Board”) to 10 members and elected Charles L. Harrington to the Board as a Class I director, effective January 1, 2022.

Charles L. Harrington, 63, has served as Executive Chairman of the Board of Directors of Parsons Corporation since July 2021. Mr. Harrington was the Chief Executive Officer and President of Parsons Corporation from 2008 until his retirement in July 2021. Before that, Mr. Parsons served in multiple roles with Parsons Corporation including as its Chief Financial Officer (2006 – 2008), Group President, Biotechnology, Semiconductors and Telecommunications (2001 – 2006), Senior Vice President, Industrial Division Manager (1996 – 2001), and Vice President, Program Management and Business Development (1991 – 1996).

Mr. Harrington was also appointed to serve as a member of the Audit Committee of the Board of Directors of the Company effective January 1, 2022.

The Company is not aware of any transactions or series of transactions between Mr. Harrington or any members of Mr. Harrington’s immediate family and the Company in which Mr. Harrington or his immediate family have, or will have, a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Also on December 1, 2021, James M. Ringler, a member of the Company’s original Board, determined that he will retire from the Board effective at the May 2022 Annual Meeting of Stockholders. The Board waived the Company’s Board retirement policy in May 2021 to allow Mr. Ringler, formerly the Chairman, President and CEO of Premark International, Inc., a predecessor to ITW, to remain for an additional term to retain his expertise on the Compensation Committee through the COVID pandemic and to provide guidance to the Company’s newly appointed chief executive officer. Mr. Ringler was elected to a three-year term that would have expired in 2024 had he served it to completion. James E. Goodwin, former Chairman and CEO of UAL Corporation, will also retire from the Board at the Company’s Annual Meeting of Stockholders in May in accordance with the Company’s Board retirement policy.

A press release issued by the Company announcing changes to the Board is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued December 7, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: December 7, 2021	By:	/s/ Jessi L. Corcoran
	Name	Jessi L. Corcoran
	Title	Vice President, Corporate Controller and duly authorized officer
(Principal Accounting Officer)